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Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
OF
TRANSMONTAIGNE PARTNERS L.P.

        The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

  I.
  The name of the limited partnership is "TransMontaigne Partners L.P."

  II.
  The address of the registered office of the limited partnership in the State of Delaware is 1209 Orange Street, Wilmington, 19801. The name of the Partnership's registered agent for service of process on the limited partnership in the State of Delaware at such address is The Corporation Trust Company.

  III.
  The name and mailing address of the general partner are as follows:

Name	Mailing Address
TRANSMONTAIGNE GP L.L.C.	1670 Broadway, Suite 3100 Denver, Colorado 80202

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of TransMontaigne Partners L.P., as of February 23, 2005.

TRANSMONTAIGNE GP L.L.C. Its General Partner
By:	/s/ DONALD H. ANDERSON Donald H. Anderson Authorized Person

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CERTIFICATE OF LIMITED PARTNERSHIP OF TRANSMONTAIGNE PARTNERS L.P.